Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:


Evergreen High Grade Municipal Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	2,264,449	0.41		5,261,198	10.94
Class B	320,038	0.33		835,690	10.94
Class C	228,764  	0.33		642,464	10.94
Class I	617,132  	0.44		1,201,767	10.94

Evergreen Short-Intermediate Municipal Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	    1,487,958          0.34		  4,202,550	9.88
Class B	       193,170	    0.26		     665,078	9.88
Class C	       278,692	    0.26		     845,016	9.88
Class I	  10,623,521 	    0.36		25,560,909	9.88


Evergreen Municipal Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	24,877,751		0.29	111,495,202	7.46
Class B	     460,624		0.24	    3,345,623	7.46
Class C	  1,179,223		0.24	    6,152,360	7.46
Class I	  8,457,944		0.31	   52,689,165	7.46


Evergreen Strategic Municipal Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	10,529,677		0.32	32,639,169	8.78
Class B	 2,456,320		0.25	8,919,339	8.76
Class C	  2,873,030		0.25	10,606,558	8.81
Class I	  1,669,333		0.34	5,516,627	8.78


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